Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

FÖRSTA AP-FONDEN, Individually and on Behalf of All Others Similarly Situated,

Plaintiff, v.	Civil Action No. 7580-CS

NEWS CORPORATION, a Delaware corporation,

JOSE MARIA AZNAR, NATALIE BANCROFT,

PETER L. BARNES, JAMES W. BREYER,

CHASE CAREY, DAVID F. DEVOE, VIET DINH,

RODERICK I. EDDINGTON, JOEL I. KLEIN,

ANDREW S.B. KNIGHT, K. RUPERT MURDOCH,

JAMES R. MURDOCH, LACHLAN K. MURDOCH,

ARTHUR M. SISKIND and JOHN L. THORNTON,

Defendants.

NOTICE OF PENDENCY OF CLASS ACTION,

PROPOSED SETTLEMENT OF CLASS ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL NON-U.S. PERSONS OR ENTITIES WHO HELD SHARES OF CLASS B COMMON STOCK OF NEWS CORPORATION (“NEWS CORP.” OR THE “COMPANY”), EITHER OF RECORD OR BENEFICIALLY, FROM AND INCLUDING APRIL 18, 2012 THROUGH AND INCLUDING OCTOBER 16, 2012 (THE “CLASS PERIOD”), AND INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, BUT EXCLUDING DEFENDANTS AND RELEASED PERSONS (DEFINED HEREIN).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (DEFINED HEREIN).

IF YOU HELD THE CLASS B COMMON STOCK OF NEWS CORP. FOR THE BENEFIT OF ANOTHER DURING THE CLASS PERIOD, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

PLEASE NOTE THAT THERE IS NO CLAIMS PROCESS AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT DESCRIBED BELOW.

IF YOU ARE A U.S. SHAREHOLDER AND HAVE RECEIVED THIS NOTICE, PLEASE DISREGARD IT. THE SETTLEMENT DESCRIBED HEREIN DOES NOT AFFECT THE RIGHTS OF U.S. SHAREHOLDERS.

I. PURPOSE OF NOTICE

Pursuant to an Order of the Court of Chancery of the State of Delaware (the “Court”) dated December 10, 2012, and further pursuant to Chancery Court Rule 23, this Notice is to inform you of (i) the Court’s determination to provisionally certify, for purposes of the settlement only, the above-captioned action (“Action”) as a non-opt-out class action pursuant to Chancery Court Rules 23(a), 23(b)(1) and (b)(2) on behalf of the Class (defined below), (ii) the proposed settlement of the Action (the “Settlement”) as provided for in a Stipulation of Settlement (the “Stipulation”) dated November 30, 2012, and (iii) your right to participate in a hearing to be held on April 26, 2013, at 10:00 a.m., before the Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”) to determine whether the Court should (a) finally certify the Action as a non-opt-out class action pursuant to Rules 23(a), 23(b)(1) and (b)(2) of the Court of Chancery Rules; (b) certify named plaintiff Första AP-fonden (“Plaintiff”) in the Action as representative of the Class, and Prickett, Jones & Elliott, P.A. and Kessler Topaz Meltzer & Check, LLP as co-lead counsel; (c) approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class; and (d) consider a request for an award of attorneys’ fees and expenses to counsel for Plaintiff.

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation. The Court has the right to adjourn the Settlement Hearing without further notice. The Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Action on the merits and with prejudice and to order the payment of attorneys’ fees and expenses without further notice.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II. BACKGROUND OF THE ACTION

On April 18, 2012, News Corp. announced that based on information then available to the Company, the Board determined that approximately 36% of the Company’s Class B common stock was owned by Non-U.S. stockholders; and the combined ownership of Class A common stock and Class B common stock by Non-U.S. stockholders was approximately 22% of the combined outstanding shares of Class A common stock and Class B common stock. The Company advised that, under applicable U.S. federal law, no broadcast station licensee may be owned by a corporation if more than 25% of that corporation’s stock is owned or voted by Non-U.S. Stockholders (the “Foreign Ownership Threshold”). The Company is the parent of broadcast station licensees in connection with its ownership and operation of 27 U.S. television stations. Based on its determination, the Company announced its decision to suspend 50 percent of the voting rights of News Corp. Class B common stock held by non-U.S. shareholders in order to remain in compliance with U.S. law governing the dissemination of broadcast licenses (the “Suspension”). The Board effected the Suspension in reliance upon authority granted pursuant to Article IV, Section 5 of the Company’s certificate of incorporation.

On April 18, 2012, the Murdoch Family Trust, the K.R. Murdoch 2004 Revocable Trust, K. Rupert Murdoch and his minor children (the “Murdoch Family Interests”), which owned approximately 39.7% of the Class B common stock, entered into an agreement with the Company, whereby the Murdoch Family Interests agreed to limit their voting rights during the Suspension period (the “Murdoch Letter Agreement”).

On May 30, 2012, Plaintiff filed a verified class action complaint (the “Original Complaint”) in the Court captioned Första AP-Fonden v. News Corporation et al., C.A. No. 7580-CS, against defendants News Corp., José María Aznar, Natalie Bancroft, Peter L. Barnes, James W. Breyer, Chase Carey, David F. DeVoe, Viet Dinh, Roderick I. Eddington, Joel I. Klein, Andrew S.B. Knight, K. Rupert Murdoch, James R. Murdoch, Lachlan K. Murdoch, Arthur M. Siskind, and John L. Thornton (the “Individual Defendants,” and together with News Corp., the “Defendants”), alleging, among other things, that by enacting the Suspension the Individual Defendants breached their fiduciary duties and the Defendants violated the Company’s Certificate of Incorporation and Delaware statutory law.

On May 30, 2012, Plaintiff also filed a motion to expedite proceedings and a motion for a preliminary injunction against the application and enforcement of the Suspension at any stockholder meeting where a stockholder vote is to take place, including the Company’s 2012 annual meeting of the stockholders (the “Annual Meeting”).

On June 11, 2012, Defendants filed a motion to dismiss the Original Complaint and a brief in support of the motion.

On June 28, 2012, News Corp. announced that the board of directors had authorized management to explore the separation, into two separate public companies, of the Company’s publishing business and its media and entertainment business (the “Separation”), and in connection therewith, it was anticipated that a special shareholder meeting will be convened during the first half of calendar 2013 to vote on the Separation.

On July 24, 2012, Plaintiff’s counsel provided to Defendants’ counsel a final draft copy of Plaintiff’s amended complaint.

On August 1, 2012, Plaintiff served its first request for production of documents directed to Defendants.

On August 2, 2012, Plaintiff filed a verified amended and supplemented class action complaint (the “Amended Complaint”) that, in addition to the claims and allegations in the Original Complaint, sought a declaratory judgment of the right to vote on the Separation, among other things.

On August 2, 2012, Plaintiff also filed an amended motion to expedite proceedings and an amended motion for a preliminary injunction against the application and enforcement of the Suspension at the Annual Meeting.

On August 3, 2012, Plaintiff filed an opening brief in support of expedition.

On August 9, 2012, News Corp. filed a Request for Declaratory Ruling with the Federal Communications Commission (the “FCC”), seeking permission from the FCC to allow all shares owned by the suspended non-U.S. stockholders to be voted in connection with the Separation.

On August 9, 2012, Defendants filed a motion to dismiss the Amended Complaint and a brief in support of the motion and in opposition to Plaintiff’s amended motion for expedited proceedings.

On August 14, 2012, Plaintiff filed a reply brief in support of expedition.

Counsel for the parties to the Action engaged in arm’s-length negotiations and, on August 28, 2012, the parties reached an agreement in principle to settle the Action and, through their respective counsel, executed a Memorandum of Understanding (the “MOU”) memorializing the material terms of an agreement in principle to settle the Action.

On September 6, 2012, Plaintiff’s counsel submitted the MOU to the Court with a letter informing the Court that the parties had reached an agreement in principle to settle the Action.

Defendants provided to Plaintiff additional discovery as agreed by the parties (“Confirmatory Discovery”) to further confirm the fairness and reasonableness of the Settlement. Specifically, Defendants provided Plaintiff with documents in response to Plaintiff’s Second Request for Production of Documents and the deposition of Viet Dinh, an outside director of the Company.

III. REASONS FOR THE SETTLEMENT

Plaintiff, through its counsel, completed an investigation of the claims and allegations asserted in the Action, as well as the underlying events that are relevant to the Suspension. In connection with their investigation, counsel for Plaintiff reviewed the confidential documents produced by Defendants, and have also conducted additional factual and legal research concerning the validity of Plaintiff’s claims, including the deposition of Viet Dinh. While Plaintiff believes that the claims that it has asserted have merit, it also believes that the Settlement provides substantial benefits for the Class. Plaintiff and its counsel believe the benefits of the Settlement provide the Class with significant benefits designed to create more accountability and monitoring of the Company’s foreign ownership levels and to minimize the effect of the Suspension while ensuring the Company’s compliance with U.S. federal law governing foreign ownership and voting power by non-U.S. stockholders. In addition to the benefits provided by the Settlement to the Class, Plaintiff and its counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits and the allegations contained in the Action; (iii) the desirability of permitting the Settlement to be consummated according to its terms; and (iv) whether the terms and conditions of the Settlement are fair, reasonable, and adequate, and that it is in the best interests of Plaintiff and members of the Class to settle the Action, as set forth below.

Plaintiff and its counsel have determined that a settlement of the Action on the terms reflected in the Stipulation is fair, reasonable, adequate, and in the best interests of the Class.

Defendants have vigorously denied, and continue to deny: (i) any wrongdoing or liability with respect to all claims, events, and transactions complained of in the Action; (ii) that they engaged in any wrongdoing; (iii) that they committed any violation of law; (iv) that they breached or aided and abetted any breach of any fiduciary or disclosure duties; (v) that they acted improperly in any way; and (vi) any liability of any kind to Plaintiff or the Class in the Action. Notwithstanding their denial of liability, in order to: (i) avoid the distraction, burden, and expense of further litigation; (ii) dispose of potentially burdensome and protracted litigation; and (iii) finally put to rest and terminate the claims asserted in the Action, Defendants consider it desirable that the Action be settled and dismissed on the merits, with prejudice, and without costs to any party (except as set forth below).

Plaintiff’s entry into the Settlement is not an admission as to the lack of any merit of any of the claims asserted in the Action.

IV. THE SETTLEMENT

In consideration for the settlement and dismissal with prejudice of the Action and the releases provided herein, News Corp. will file a petition (the “Petition”) with the FCC requesting the relief set forth in the paragraph below within five business days after entry of an order by the Court of Chancery approving the Settlement. Plaintiff will have the opportunity to review and comment on the Petition. Subject to reasonable objection by the Company’s counsel—including Delaware counsel, other outside counsel, FCC counsel, and in-house counsel—the Company will incorporate Plaintiff’s comments in the Petition. For the avoidance of doubt, the parties agree that the filing of the Petition, and not the result (if any), together with the other terms below, constitutes the consideration for any settlement. None of the parties knows how or when the FCC will rule on the Petition, so the Company is under no further obligation to take any other action with respect to the requested relief if the FCC denies or fails to act on the Petition. For the avoidance of doubt, the Company will timely respond to objections or opposition and will cooperate with and respond to requests for information or questions (if any) from the FCC, as soon as reasonably practicable after such requests are made. The Company will not otherwise be required to take action relating to the Petition and the requested relief.

The Petition to the FCC will request permission to comply with 47 U.S.C. § 310(b)(4) for any meeting of stockholders of the Company (or any Company successor holding the Company’s broadcast licenses) in the following manner: The current Suspension will remain in place for each vote of stockholders, provided that, in accordance with the paragraph below, the Audit Committee of the Company’s board of directors (the “Audit Committee”) will modify or withdraw the Suspension if it determines that a reduction in foreign voting power warrants the change. Notwithstanding the foregoing sentence, for each vote of its stockholders to which the

Suspension would apply, the Company would (i) determine the number of shares held by foreign stockholders that are present at the meeting and that would be entitled to vote but for the Suspension, and (ii) count as votes cast all voted shares held by foreign stockholders, up to a total of 25 percent of the shares voted. If voted shares held by foreign stockholders represent more than 25 percent of the shares voted, the shares voted by foreign stockholders would be reduced pro rata until the voted shares held by foreign stockholders represent only 25 percent of the shares voted.

The Company will amend the Audit Committee Charter to provide that the Audit Committee will determine on a regular basis the total number of voting shares held by non-U.S. citizens. The Audit Committee’s determination will be made at least annually and disclosed in the Company’s annual meeting proxy materials, except that in connection with the 2012 Annual Meeting of stockholders the Company announced the change described below in additional proxy materials. The Audit Committee will have the power and authority of the Company’s board of directors to modify or eliminate the then-existing Suspension percentage based on that determination. The Audit Committee will seek to modify the then-existing Suspension percentage in such a way as to reduce the number of shares suspended to the lowest number that the Audit Committee determines, in the exercise of its business judgment, will provide adequate protection against exceeding the 25 percent threshold in the circumstances, taking into account all information reasonably available to it. The Company will not alter the agreed-upon procedure as long as it is subject to 47 U.S.C. § 310(b)(4). On September 28, 2012, News Corp. announced that the Audit Committee conducted a review of News Corp.’s foreign ownership and reduced the percentage of shares affected by the Suspension to 40% from 50%.

In connection with the 2012 Annual Meeting and pursuant to 8 Del. C. § 213(a), the Company set two record dates. The Company set a record date at least 55 days before the 2012 Annual Meeting for determining the stockholders entitled to notice of the 2012 Annual Meeting. The Company set an additional record date 20 days before the 2012 Annual Meeting for determining the stockholders entitled to vote at the 2012 Annual Meeting so as to enable the Audit Committee to review information from stockholders and, as it deemed appropriate in accordance herewith, modified the Suspension percentage from 50% to 40%. Additionally, the proxy cards and ballots for the 2012 Annual Meeting requested stockholders to confirm their citizenship.

The Company will not act to give its consent to amend, modify or terminate the Murdoch Letter Agreement without prior approval of the Audit Committee upon a determination that any such amendment, modification or termination is in the best interests of the Company and its stockholders. To the extent that the Audit Committee determines to amend, modify or terminate the Murdoch Letter Agreement in connection with any vote related to the Separation, the Audit Committee shall only do so by unanimous vote of the Committee.

Plaintiff provided comments on the draft proxy statement for the 2012 Annual Meeting. The Company considered and included comments provided by Plaintiff.

Without admitting any wrongdoing, Defendants acknowledge that the filing and prosecution of the Action and negotiations between the parties’ counsel resulted in Defendants’ agreement to enter into the Settlement.

Defendants have denied and continue to deny committing, threatening, or attempting to commit any violation of law or breach of any duty to Plaintiff, News Corp.’s shareholders, or any other person or entity. Defendants are entering into this Settlement solely because it will eliminate the uncertainty, distraction, burden, and expense of further litigation.

V. CLASS ACTION CERTIFICATION

The Court has provisionally ordered that, for settlement purposes only, the Action shall be maintained as a non-opt-out class action pursuant to Court of Chancery Rules 23(a), 23(b)(1) and (b)(2) on behalf of any and all non-U.S. holders of News Corp. Class B common stock between April 18, 2012 and October 16, 2012, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”), but excluding Defendants and Released Persons (as defined below).

Inquiries or comments about the Settlement may be directed to the attention of Plaintiff’s counsel as follows:

Michael Hanrahan, Esq. PRICKETT, JONES & ELLIOTT, P.A. 1310 N. King Street Wilmington, Delaware 19801

VI. SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing which will be held on April 26, 2013, at 10:00 a.m., in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to:

a. determine whether the provisional class action certification should be made final;

b. determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Class;

c. determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

d. consider Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses; and

e. rule on such other matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Class.

VII. RIGHT TO APPEAR AND OBJECT

Any person who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s counsel’s application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a statement of such person’s objections to any matters before the Court; and (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. Such filings shall be served electronically via File & ServeXpress e-service, by hand, or by overnight mail upon the following counsel:

Michael Hanrahan, Esq. PRICKETT, JONES & ELLIOTT, P.A. 1310 N. King Street Wilmington, Delaware 19801

Gregory V. Varallo, Esq. RICHARDS LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiff and its counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VIII. INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, Plaintiff and all members of the Class, and any of them are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons (defined below) and from seeking any interim relief in favor of any member of the Class.

IX. ORDER AND FINAL JUDGMENT OF THE COURT

As provided for in the Stipulation, the parties will jointly request at the Settlement Hearing that the Court determine and enter an Order and Final Judgment concluding that the Settlement is fair, reasonable, adequate, and in the best interests of the Class. The Order and Final Judgment shall, among other things:

a. Certify the Action as a mandatory, non-opt-out class action pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and (b)(2);

b. Determine that the requirements of the Court of Chancery Rule 23 and due process have been satisfied in connection with the Notice;

c. Certify the named Plaintiff in this Action, Första AP-fonden, as representative of the Class, and Prickett, Jones & Elliott, P.A. and Kessler Topaz Meltzer & Check, LLP as co-lead counsel for the Class;

d. Approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class;

e. Dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release Defendants and all other Released Persons (defined below) from the Released Claims (defined below); and

f. Determine any award of attorneys’ fees and expenses incurred by counsel for Plaintiff.

X. RELEASES

Effective upon the occurrence of Final Approval of the Settlement, the Plaintiff and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, that were asserted or could have been asserted or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state statutory or common law relating to alleged breach of care, breach of loyalty, breach of contract, breach of trust or otherwise but excluding claims for conduct occurring after the date hereof), whether individual, class, derivative, representative, legal, equitable, or of any other type or capacity, against the Defendants or any of their respective families, parent entities, controlling persons, associates, affiliates, or subsidiaries and each and all of their respective past or present or future officers, directors, stockholders, principals, representatives, employees, attorneys, consultants, advisors or agents, insurers, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (collectively, the “Released Persons”), whether or not any of the Released Persons were named, served with process, or appeared in the Action, which have arisen or could have arisen, arise now or hereafter may arise out of or relate in any manner to the allegations, facts, events, acquisitions, matters, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to the Suspension, the Action, the Original Complaint, the Amended Complaint, or any other transaction contemplated therein (but excluding claims for conduct occurring after the date of Stipulation of Settlement) (the “Released Claims”).

The Released Claims shall not include claims relating to future conduct, including, without limitation, claims relating to: (i) the potential approval or terms of the Separation; (ii) any decision by the Audit Committee to amend, modify or terminate the Murdoch Letter Agreement, including with respect to the Separation; (iii) amendment, modification or withdrawal of the Petition or the FCC application relating to the Suspension or Separation; and (iv) enforcement of the Settlement. For purposes of clarity, to the extent not identified in the preceding sentence, any and all claims pertaining to the Suspension are settled in this Settlement, and the Suspension will in no way be used as the basis for a claim in future litigation pertaining to the Separation (to the extent not barred in this Settlement) or any other claims.

Upon occurrence of the Final Approval, Defendants and Released Persons shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever released Plaintiff, members of the Class, and their counsel from all claims arising out of the instituting, prosecution, settlement, or resolution of the Action; provided, however, that the Defendants and Released Persons shall retain the right to enforce in the Court the terms of the Stipulation.

The releases contemplated by the Stipulation shall extend to claims that the Releasing Persons do not know or suspect to exist at the time of the release, including, without limitation, those, which if known, might have affected their decision to enter into the release or whether or how to object to the Settlement. The Settlement is intended to extinguish all Released Claims, and consistent with such intention, the Releasing Persons shall be deemed to waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law that may have the effect of limiting the releases set forth above. The Releasing Persons shall be deemed to relinquish, to the extent applicable and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, that is similar, comparable or equivalent to California Civil Code Section 1542. The Releasing Persons acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Settlement, but that it is their intention to completely, fully, finally, and forever compromise, settle, release, discharge, extinguish, and dismiss any and all claims released hereby, whether known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, that now exist or heretofore existed or may hereafter exist, except for claims based on conduct occurring after the date hereof, and without regard to the subsequent discovery of additional or different facts.

XI. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

Plaintiff’s counsel intends to apply to the Court for an award of attorneys’ fees and expenses of no more than $2.8 million in the aggregate (the “Fee Application”). If the parties are unable to reach agreement, Defendants reserve the right to oppose the Fee

Application. All such fees and expenses that are awarded by the Court shall be paid, or caused to be paid, by News Corp., its insurers or its successor-in-interest (the “Fee Award”). No other Defendant shall bear responsibility for such payment. Counsel for Plaintiff warrants that no portion of such fees and expenses shall be paid to the named Plaintiff, or any other member of the Class, except as approved by the Court. The Court may consider and rule on the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. Any failure of the Court to approve the Settlement shall have no impact on or preclude Plaintiff’s counsel from applying for an award of attorneys’ fees and expenses on grounds of mootness, and Defendants reserve the right to oppose any such application. Plaintiff will not seek attorneys’ fees and expenses other than as provided for in this paragraph.

Except for the attorneys’ fees and expenses referred to above and the costs of providing and administering this notice, Defendants shall not be required to bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiff, by any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives. Defendants shall have no responsibility for, and no liability with respect to, the allocation of fees or expenses among counsel for Plaintiff and/or any other person who may assert a claim to the Fee Award.

XII. NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of the Class B common stock of News Corp. from and including April 18, 2012 through and including the date of October 16, 2012, for the benefit of non-U.S. shareholders, are directed promptly to send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

Laura Cleveland

Corporate Secretary

News Corporation

1211 Avenue of the Americas

New York, New York 10036

212-852-7000

XIII. SCOPE OF THIS NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims and defenses which have been asserted by the parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the documents filed with the Court. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, in the New Castle County Courthouse, 500 King Street, Wilmington, Delaware 19801. Questions or comments may be directed to counsel for the Plaintiff, Michael Hanrahan, Prickett, Jones & Elliott, P.A., 1310 N. King Street, Wilmington, Delaware 19801.

PLEASE DO NOT WRITE OR CALL THE COURT.

BY ORDER OF THE COURT

/s/ Register in Chancery
Dated: December 10, 2012	Register in Chancery

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